SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

CONTENTS

DEFINITIONS

1

ELIGIBILITY TO PARTICIPATE

3

ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4

VESTING

5

FORM AND COMMENCEMENT OF BENEFITS

5

AMENDMENT AND TERMINATION

7

MISCELLANEOUS

7

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FOR DAVID A. PERDUE

Pursuant to the terms of the Employment Agreement with David A. Perdue, Dollar General Corporation (the “Company”) has adopted the Supplemental Employee Retirement Plan (the “SERP”), effective April 2, 2003, in order to attract, retain and motivate the executive to excel as Chief Executive Officer of the Company.

The Company intends the SERP to be an unfunded plan maintained primarily for the purpose of providing deferred compensation within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974 (“ERISA”).

SECTION 1

DEFINITIONS

When used herein, the following words and phrases and any derivatives thereof shall have the meanings below unless the context clearly indicates otherwise.  Definitions of other words and phrases are set forth throughout the SERP.  Section references indicate Sections of the SERP unless otherwise stated.

1.1

“Actuarial Equivalent” means equal value computed on the basis of (i) the UP-94 Mortality Table (sex-distinct), and (ii) a discount rate of 6.0%, compounded annually.

1.2

“Agreement” means the Employee’s Employment Agreement dated April 2, 2003.

1.3

“Applicable Annual Bonus” has the meaning set forth in the Agreement.

1.4

“Base Salary” has the meaning set forth in the Agreement.

1.5

“Board of Directors” means the Board of Directors of the Company.

1.6

“Change in Control” has the meaning set forth in the Agreement.

1.7

“Code” means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.8

“Company” means Dollar General Corporation and any successor thereto.

1.9

“Compensation” means the Employee’s Base Salary plus annual incentive “team share” bonus paid for a fiscal year.

1.10

“Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

1.11

“Disability” has the meaning set forth in the Agreement.

1.12

“Early Retirement Factor” means 100% minus 0.41667% times the number of months the Employee’s age at his Early Retirement Date precedes his age 60.

1.13

“Employee” means David A. Perdue.

1.14

“Final Average Compensation” means the average of the Employee’s Compensation for the three (3) out of the last ten (10) consecutive fiscal years of service preceding retirement or termination of employment (or such fewer years of consecutive fiscal years of service if the Employee does not have ten consecutive fiscal years of service) in which the executive’s Compensation was the highest.

1.15

“Good Reason” has the meaning set forth in the Agreement.

1.16

“Joint and 50% Survivor Annuity” means an annuity payable for the life of the Employee, and, if the Employee predeceases his spouse, his Surviving Spouse shall receive a reduced benefit payable for her lifetime.  The Surviving Spouse’s benefit is the Actuarial Equivalent of a straight life annuity of 50% of the Employee’s benefit payable to a woman the same age as the Employee at his death.

1.17

“SERP” means the Supplemental Employee Retirement Plan.

1.18

“Supplemental Plan Benefit” means the benefit payable in accordance with the SERP.

1.19

“Surviving Spouse” means the person to whom the Employee is legally married on his date of death.

1.20

“Termination for Cause” or “Cause” has the meaning set forth in the Agreement.

1.21

“Years of Credited Service” means a twelve (12) consecutive month period commencing on executive’s effective date of employment and any subsequent twelve (12) consecutive month period commencing on an annual anniversary of such employment date.  Paid and authorized leaves of absence do not cause a break in consecutive employment periods.  Years of Credited Service shall be utilized for purposes of determining eligibility for Normal and Early Retirement, vesting percentages, and for calculating the Supplemental Plan Benefit.  In the normal course of employment, service shall be credited in accordance with the following schedule:

If termination from the Company occurs on or after	Years of Credited Service
April 2, 2004	2
April 2, 2005	4
April 2, 2006	6
April 2, 2007	8
April 2, 2008	10
April 2, 2009	11
April 2, 2010	12
April 2, 2011	13
April 2, 2012	14
April 2, 2013	15

In the event Employee is granted Years of Credited Service in accordance with Section 3.6 or 3.7, each such Year of Credited Service shall be treated as two (2) years in accordance with the above schedule until Employee has accrued or has been deemed to accrue ten (10) Years of Credited Service.  Thereafter, each additional year shall be treated as one (1) Year of Credited Service to a maximum of fifteen (15) Years of Credited Service.

SECTION 2

ELIGIBILITY TO PARTICIPATE

Only the Employee shall be eligible to participate in the SERP.  In the event Employee elects a Joint and 50% Survivor Annuity and predeceases his Surviving Spouse, she shall also participate as a beneficiary until her death.  If Employee is Terminated for Cause, Employee shall forfeit all rights to a Supplemental Plan Benefit.

SECTION 3

ELIGIBILITY FOR AND AMOUNT OF BENEFITS

3.1

Normal Retirement Benefit.  The Normal Retirement Benefit of the Employee upon his attainment of his Normal Retirement Date shall be a Supplemental Plan Benefit equal to 25% of Final Average Compensation payable as a Joint and 50% Survivor Annuity.

3.2

Early Retirement Benefit.  The Early Retirement Benefit of the Employee who attains his Early Retirement Date shall be a Supplemental Plan Benefit payable as a Joint and 50% Survivor Annuity equal to 25% of Final Average Compensation multiplied by

a)

the ratio of Years of  Credited Service at his Early Retirement Date to 15; times

b)

the Early Retirement Factor.

3.3

Late Retirement Benefit.  The Late Retirement Benefit of the Employee shall be the Supplemental Plan Benefit calculated as set forth in Section 3.1 above and based on his Final Average Compensation as of his Late Retirement Date.

3.4

Disability.  In the event the Employee incurs a Disability, the Employee will receive a benefit calculated as set forth in Section 3.1 above.  For purposes of calculating his Final Average Compensation, the Employee’s Base Salary as in effect on his date of termination shall be used as his Base Salary for Employee’s deemed additional Years of Credited Service and his Applicable Annual Bonus shall be used as his bonus for such additional Years of Credited Service.

3.5

Death Prior to Termination of Employment.  If the Employee dies after he is eligible for an Early or Normal Retirement Benefit, but prior to termination of employment with the Company, his Surviving Spouse, if any, shall be entitled to a Supplemental Plan Benefit determined in accordance with Section 3.1 and 3.2 based on the Employee’s Years of Credited Service and Final Average Compensation as of his date of death.  The Surviving Spouse shall receive the Surviving Spouse’s benefit under a Joint and 50% Survivor Annuity as if the Employee had retired on his date of death.

3.6

Termination without Cause.  If the Employee incurs a termination for reasons other than Cause, the Employee will be treated for purposes of the SERP as having five (5) additional Years of Credited Service with the Company.  For purposes of calculating his Final Average Compensation under the SERP, the Employee’s Base Salary as in effect on the date of Employee’s termination shall be used as his Base Salary for Employee’s deemed additional Years of Credited Service and the Employee’s Applicable Annual Bonus shall be used as his bonus for such additional fiscal Years of Credited Service.

3.7

Change in Control.  If the Employee incurs a termination  for reasons other than Cause at any time during the two-year period following a Change in Control or he shall voluntarily terminate his employment with the Company for Good Reason at any time during the two year period following a Change in Control, the Employee shall be treated for purposes of the SERP as having five (5) additional Years of Credited Service with the Company.  For purposes of calculating his Final Average Compensation under the SERP, the Employee’s Base Salary as in effect on the date of termination or, if higher, as of the date immediately preceding the Change in Control, shall be used as his Base Salary for Employee’s deemed additional Years of Credited Service, and the Employee’s Applicable Annual Bonus shall be used as his bonus for such additional Years of Credited Service.

SECTION 4

VESTING

The Employee’s Supplemental Plan Benefit will become 100% vested after ten (10) Years of  Credited Service.  Notwithstanding that the Employee’s benefit becomes 100% vested under the terms of this Article, no payment of the benefit may be made unless and until the Employee retires from employment with the Company, dies or becomes disabled as contemplated in Section 5.2.

SECTION 5

FORM AND COMMENCEMENT OF BENEFITS

5.1

Form of Benefits.  Supplemental Plan Benefits payable to the Employee or Surviving Spouse pursuant to Section 3 may be paid in any annuity form that is the Actuarial Equivalent of the Supplemental Plan Benefit payable as a Joint and 50% Survivor Annuity.  In addition, the Employee may elect a lump sum distribution of his Supplemental Plan Benefits calculated as the Actuarial Equivalent of his Normal Retirement Benefit.  His election of an optional form of benefit must be in writing and must be received by the Company no later than twelve (12) months prior to the date on which he actually begins to receive the benefit.  If not received by said date, any such election shall have no effect.  Should there be a final determination by a court of competent jurisdiction or through a binding agreement or settlement, prior to the receipt of all benefits hereunder, that a subsequent election to defer is a violation of the constructive receipt doctrine or any other legal doctrine or theory which would preclude the continued deferral of recognition of income, then this provision will be null and void, and the Employee will be deemed to have elected a lump sum benefit as the form of distribution effective as of such final determination.

5.2

Commencement.

a)

The Employee shall commence receipt of a Supplemental Plan Benefit upon his retirement from the Company beginning on one of the following dates:

1)

“Normal Retirement Date,” which is the first day of the month coincident with or next following the month in which Employee terminates from the Company having fifteen (15) Years of  Credited Service or, if later, attainment of age sixty (60),

2)

“Early Retirement Date,” which is the first day of any month coincident with or next following the month in which the Employee terminates from the Company having at least ten (10) Years of  Credited Service, and

3)

“Late Retirement Date,” which is the first day of the month coincident with or next following the Employee’s termination of employment with the Company after his Normal Retirement Date.

(b)

The Employee shall commence receipt of a Supplemental Plan Benefit upon incurring a Disability upon what would have been Employee’s Normal Retirement Date if he had continued to work for the Company but for such Disability until such date.  If the Employee recovers from a Disability prior to commencement of receipt of a benefit, and the Employee does not return to work for the Company, or if the Employee’s period of Disability ceases by reason of death prior to commencement of a benefit, employment with the Employer will be deemed terminated as of the day of recovery or death and in such event the Employee or Surviving Spouse, as the case may be, will be entitled only to the benefit otherwise provided under Sections 3 and 5.

(c)

The Employee shall commence receipt of a Supplemental Plan Benefit upon a termination for reasons other than Cause at his Early, Normal or Late Retirement Date.

(d)

The Employee shall commence receipt of a Supplemental Plan Benefit upon a Termination for reasons other than Cause within the two (2) year period following a Change in Control or upon termination of his employment for Good Reason during such two (2) year period at this Early, Normal or Late Retirement Date.

(e)

The Surviving Spouse shall commence receipt of a Joint and 50% Survivor Annuity on the first day of the month following the Employee’s death provided that no such benefit shall commence if Employee has prior to his death received a lump sum distribution of the Supplemental Plan Benefit.

(f)

If the Agreement requires that Employee effectuate a Release prior to commencement of payments, including but not limited to Supplemental Plan Benefits, then such requirement must also be met prior to commencement of payments under this Section 5.

SECTION 6

AMENDMENT AND TERMINATION

The SERP may be amended or terminated only by a writing signed by both the Company and Employee.  The SERP is based on the current provisions of the law applicable to such types of plan.  If there is a material change in the law, the Company will work with Employee in good faith to provide a comparable plan taking into account any such changes in the law.

SECTION 7

MISCELLANEOUS

7.1

No Effect on Employment Rights.  Nothing contained herein will confer upon the Employee the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Employee without regard to the existence of the SERP.

7.2

Funding.  The SERP at all times shall be unfunded such that Supplemental Plan Benefits shall be paid solely from the general assets of the Company. Neither the Employee nor his Surviving Spouse shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the SERP and the Employee or his Surviving Spouse shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the SERP.  Nothing contained in the SERP shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

7.3

Administration. The Compensation Committee shall administer the SERP.  The Compensation Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the SERP.

7.4

Disclosure. The Employee shall be a signatory to and shall receive a copy of the SERP.

7.5

State Law.  The SERP is established under and will be construed according to the laws of the State of Tennessee, to the extent that such laws are not preempted by ERISA and valid regulations published thereunder.

7.6

Spendthrift Provisions.  No benefit payable under the SERP will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee.  Any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt will be void.  The Company will not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the SERP.  The amounts payable under this SERP will be exempt from the claims of the Employee’s creditors to the fullest extent permitted by law.

7.7

Incapacity of Recipient.  In the event the Employee or Surviving Spouse is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the SERP to which such person is entitled shall be paid to such conservator or other person legally charged with the care of this person or his estate.  Except as provided above in this paragraph, when the Compensation Committee in its sole discretion, determines that a Employee or Surviving Spouse is unable to manage his or her financial affairs, the Compensation Committee may direct the Company to make distributions to a duly authorized person for the benefit of such Employee or Surviving Spouse.

7.8

Unclaimed Benefit.  The Employee shall keep the Compensation Committee informed of his current address and the current address of his spouse.  The Compensation Committee shall not be obligated to search for the whereabouts of any person.  If the location of the Employee is not made known to the Compensation Committee within three (3) years after the date on which any payment of the Employee’s Supplemental Plan Benefit may be made, payment may be made as though the Employee had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Employee, the Compensation Committee is unable to locate any Surviving Spouse of the Employee, then the Company shall have no further obligation to pay any benefit hereunder to such Employee or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.

7.9

Limitations on Liability.  Notwithstanding any of the preceding provisions of the SERP, except for payment of Supplemental Plan Benefits due under the SERP by the Company, neither the Company nor any individual acting as an agent of the Company or as a member of the Compensation Committee shall be liable to the Employee, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the SERP.

7.10

Claims Procedure. The Compensation Committee has full discretion and the exclusive right to determine eligibility for benefits under the SERP pursuant to its terms.  The determination of the Compensation Committee may only be appealed to the Board of Directors.

7.11

No Enlargement of Rights.  The Employee will have no right to or interest in any portion of the SERP except as specifically provided in the SERP.

7.12

Withholding for Taxes.   Payment under the SERP will be subject to withholding for payroll taxes as required by law, including state and federal income taxes and FICA taxes.

7.13

All Prior Agreements Superseded.  The SERP, as set forth in this document, is intended to provide the benefit described in Exhibit A of the Agreement.  As such, the Agreement and the SERP should be read together to determine Employee’s rights to a Supplemental Plan Benefit.  The Agreement and the SERP constitute the sole and complete understanding between the Company and the Employee with respect to all issues arising from the Company’s obligation under the Agreement.  Except with respect to the terms of the Agreement, the SERP replaces and supersedes all previous written documents and all oral agreements, of any nature whatsoever, regarding the Company’s obligation to provide such supplemental retirement benefits (but only such benefits) to the Employee, and the Employee has indicated his acknowledgement of said fact by signing this agreement in the space below.

IN WITNESS WHEREOF Dollar General Corporation has caused this Supplemental Employee Retirement Plan to be executed by its authorized officer this 21st day of April, 2003, to be effective as of April 2, 2003.

DOLLAR GENERAL CORPORATION

By: /s/ Melissa J. Buffington___________________

Its: SVP, HR and Strategic Planning_____________

“EMPLOYEE”

/s/ David A. Perdue___________________________

David A. Perdue

Witnessed By: /s/ S. Lanigan____________________